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                                                                       EXHIBIT 3

[LETTERHEAD OF JOHN HANCOCK LIFE INSURANCE COMPANY]

                                                                     May 1, 2000

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Separate Account IPL-1
     File Nos. 333-71341 and 811-09213

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 1 under the Securities Act of 1933 on the Form S-6 Registration Statement of Separate Account IPL-1 as required under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment and hereby represent to the Commission that in my opinion this Post Effective Amendment does not contain disclosures which would render it ineligible to become effective.

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                     Very truly yours,

                                     /s/ Ronald J. Bocage
                                     --------------------
                                     Ronald J. Bocage
                                     Vice President and Counsel